UTICA LEASECO, LLC
905 South Boulevard East
Rochester Hills, Michigan 48307

Dated April 18, 2018

1847 Neese Inc.
303 Division Street East
Grand Junction, Iowa 50107
Attn: Ellery W. Roberts

Neese, Inc.
303 Division Street East
Grand Junction, Iowa 50107
Attn: Ellery W. Roberts

Re: Master Lease Agreement between 11 UTICA LEASECO, LLC, a Florida limited liability company ("Lessor"), and 1847 NEESE INC., a Delaware corporation and NEESE, INC., an Iowa corporation, their successors and permitted assigns (individually and collectively, "Lessee"); Master Lease Guaranty of Ellery W. Roberts ("Guarantor")

Gentlemen:

Please refer to any and all documents, instruments and agreements executed in connection with that certain lease transaction (the "Transaction") between Lessor, Lessee and Guarantor, including, but not limited to: (i) that certain Master Lease Agreement dated on or about March 3, 2017 between Lessor and Lessee together with all Riders and Equipment Schedules executed pursuant thereto (collectively, the "Lease"), including, without limitation, that certain (a) (i) Equipment Schedule NEESE-0001 executed by Lessee in favor of Lessor on or about March 3, 2017 ("Schedule 1") and (ii) Equipment Schedule NEESE-0002 executed by Lessee in favor of Lessor on or about March 3, 2017 ("Schedule 2"); (b) a certain Master Lease Guaranty dated October 31, 2017 executed by Guarantor in favor of Lessor (the "Guaranty"); and (c) any and all other documentation evidencing, securing, governing or entered into in connection with the Transaction (sometimes collectively hereinafter referred to as the "Lease Documents"). All capitalized terms not defined in this letter agreement ("Agreement") shall have the meanings ascribed to them in the Lease Documents.

Pursuant to the Lease, Lessee leased from Lessor certain Equipment (as defined in the Lease) located on or stored at the premises commonly known as 303 Division Street East, Grand Junction, Iowa 50107.

All obligations of and amounts due from Lessee to Lessor, including, but not limited to, Rent (including Rent due during the Interim Term), the Stipulated Loss Value of the Equipment, all Enforcement Costs, any other indebtedness, obligations, principal, interest, inside and outside counsel fees, audit fees, costs, expenses and any and all other charges provided for in the Lease Documents shall be known, in the aggregate, as the "Liabilities."

Lessee is in default under the Lease Documents for failing to make the rental payments due under the Lease Documents for the months of April, 2018 for Schedule 1 and March, 2018 for Schedule

2 (collectively, the "Existing Defaults").

Lessee acknowledges and agrees that the Liabilities and all other obligations of Lessee to Lessor are owing without setoff, recoupment, defense or counterclaim, in law or in equity, of any nature or kind. Lessee reaffirms, ratifies, confirms and approves the Liabilities and duties under the Lease. Subject to Lessor's and Guarantor's written acceptance by 5:00 PM Detroit, Michigan time on April 20, 2018 (the "Signing Deadline") of all terms and conditions contained in this Agreement and continual compliance with such terms and conditions and the terms of the Lease Documents, Lessor shall forbear from demanding payment in full of all of the due and unpaid Liabilities and exercising its remedies under the Lease Documents until June 3, 2018 (the "Expiration Date"). In the event of the occurrence of any Event of Default or other material default under the Lease Documents in addition to those set forth above or any non-compliance by Lessee with any of the conditions set forth below, Lessor's forbearance will be subject to earlier termination whereupon Lessor may accelerate any of the due and unpaid Liabilities and exercise any and all remedies available under the Lease Documents in its sole and absolute discretion. By its execution of this Agreement, Lessee expressly acknowledges and agrees that Lessor's forbearance shall only be effective until the Expiration Date unless earlier terminated as provided in the immediately preceding sentence and that from and after the Expiration Date Lessor may demand immediate repayment of the due and unpaid Liabilities and exercise any and all remedies available under the Lease Documents, at law and in equity.

1. Lessee and Guarantor acknowledge the Liabilities as set out in the Lease Documents, and the existence of the defaults hereinabove delineated.

2. Future administration of the Transaction among Lessor, Lessee and Guarantor shall continue to be governed by the covenants, terms and conditions of the Lease Documents, which are incorporated by this reference, except to the extent that the Lease Documents have been superseded, amended, modified or supplemented by the terms and conditions of this Agreement or are inconsistent with this Agreement, then the terms and conditions set forth in this Agreement shall govern.

3. Lessee shall make the following payments to Lessor (via wire transfer) on or before the dates specified below, the aggregate of which represents, to Lessor's knowledge, the Liabilities due and unpaid as of the date hereof or that will become due and payable on or before the Expiration Date:

a) $58,300.00 constituting the outstanding amount of the March, 2018 payment due under Schedule 1 of the Lease, inclusive of late fees, on or before May 3, 2018.

b) $58,300.00 constituting the outstanding amount of the April, 2018 payment due under Schedule 1 of the Lease, inclusive of late fees, on or before June 3, 2018.

c) $28,387.88 constituting the outstanding amount of the March, 2018 payment due under Schedule 2 of the Lease, on or before April 30, 2018.

d) $28,387.88 constituting the outstanding amount of the April, 2018 payment due under Schedule 2 of the Lease, on or before May 30, 2018.

e) Lessee shall be current on all Rent under Schedule 1 of the Lease by June 3, 2018 and Schedule 2 of the Lease by May 30, 2018.

4. Lessee covenants and agrees to reinstate or renew and continue in effect all insurance as required under the Lease Documents at Lessee's sole cost and expense, and to provide Lessor with written evidence of the same.

5. Lessee shall pay to Lessor a forbearance fee equal to (a) with respect to Schedule 1. Three Thousand and 00/100 ($3.000.00) Dollars and (b) with respect to Schedule 2. One Thousand Five Hundred and 00/100 ($1.500.00) Dollars. provided. however. that such forbearance fee shall be due upon termination of the Lease.

6. Lessee covenants and agrees that the representations and warranties set forth in the Lease Documents are true, complete and accurate in all material respects.

7. Lessee has executed the Surrender Agreement attached hereto as Exhibit A with respect to Lessee's Equipment (the "Surrender Agreement"), which Surrender Agreement will be held in escrow by Lessor and not deemed effective unless and until the earlier to occur of the following: (a) the Expiration Date. provided Liabilities remain due but unpaid: (b) such time as Lessor accelerates the due and unpaid Liabilities pursuant to the term of this Agreement and the Lease Documents: or (c) a default occurs under this Agreement or the Lease Documents (each a "Triggering Event").

8. Lessee and Guarantor shall promptly reimburse Lessor for all of Lessor's reasonable costs and expenses incurred in connection with this Agreement and the Lease upon Lessor's incurrence thereof or upon written demand, including all reasonable attorneys' fees and costs.

9. To the extent any payment received by Lessor is deemed a preference, fraudulent transfer or otherwise by a court of competent jurisdiction which requires the Lessor to disgorge such payment, then such payment will be deemed to have never occurred and the Liabilities will be adjusted accordingly.

10. Lessee and Guarantor waive after default. pursuant to Section 9-624 of the Uniform Commercial Code as adopted by the governing state ("UCC"). Lessee' s and Guarantor's right to require disposition of collateral under subdivision (e) of Section 9-620 of the UCC. Lessee's and Guarantor's right to receive notification of any liquidation. settlement or other disposition of collateral pursuant to Section 9-611 of the UCC and provided this is not a consumer-goods transaction. Lessee's and Guarantor's right to redeem collateral pursuant to Section 9-623 of the UCC.

11. This Agreement shall be governed and controlled in all respects by the laws of the State of Michigan. without reference to its conflict of law provisions. including interpretation. enforceability, validity and construction.

12. There are no oral agreements between Lessor and Lessee and Guarantor; any agreements concerning the Liabilities are expressed only in the existing Lease Documents and this Agreement.

13. Lessee has been given an opportunity to have this Agreement reviewed by counsel of its choice and either has done so or voluntarily elected not to do so.

14. Lessee. Guarantor and Lessor acknowledge and agree that the right to trial by jury is a constitutional one. but that it may be waived. Each party. after consulting (or having had the opportunity to consult) with counsel of their choice. knowingly and voluntarily. and for their mutual benefit waives any right to trial by jury in the event of litigation regarding the performance or enforcement of. or in any way related to. this Agreement, the Lease Documents or the Liabilities.

15. LESSEE AND GUARANTOR, IN EVERY CAPACITY, INCLUDING, BUT NOT LIMITED TO, AS SHAREHOLDERS, PARTNERS, OFFICERS, DIRECTORS, INVESTORS AND/OR CREDITORS OF LESSEE AND/OR GUARANTORS, OR ANY ONE

OR MORE OF THEM, HEREBY WAIVE, DISCHARGE AND FOREVER RELEASE LESSOR, LESSOR'S EMPLOYEES, OFFICERS, DIRECTORS, AFFILIATES, ATTORNEYS, STOCKHOLDERS, AND SUCCESSORS AND ASSIGNS, FROM AND OF ANY AND ALL CLAIMS, CAUSES OF ACTION, DEFENSES, COUNTERCLAIMS OR OFFSETS AND/OR ALLEGATIONS LESSEE AND/OR GUARANTOR MAY HAVE OR MAY HAVE MADE OR ARE BASED ON FACTS OR CIRCUMSTANCES ARISING AT ANY TIME UP THROUGH AND INCLUDING THE DATE OF TIDS AGREEMENT, WHETHER KNOWN OR UNKNOWN, AGAINST ANY OR ALL OF LESSOR, LESSOR'S EMPLOYEES, OFFICERS, DIRECTORS, AFFILIATES, ATTORNEYS, STOCKHOLDERS AND SUCCESSORS AND ASSIGNS.

16. This Agreement may be executed in counterparts and facsimiles and the counterpart, when properly executed and delivered by the Signing Deadline, will constitute a fully executed complete agreement.

Sincere ly,

Ryann Whitmore, Assistant Vice President

UTICA LEASECO, LLC

ACKNOWLEDGED AND AGREED:

1847 NEESE INC.
Lessee

By: ______________________
Name : Ellery W. Roberts
Title: CEO

NEESE, INC.
Lessee

By: ______________________
Name: Ellery W. Roberts
Title: CEO

GUARANTOR:

____
Ellery W. Roberts

Exhibit A